Exhibit 99.1
FOR IMMEDIATE RELEASE
ACS Delivers Strong Second Quarter Fiscal Year 2009 Results
DALLAS, Texas: January 29, 2009 — Affiliated Computer Services, Inc. (NYSE: ACS)
Key highlights from the second quarter of fiscal year 2009:
•	Total revenue growth of 7%, internal revenue growth of 4%

•	New business signings of $202 million of annual recurring revenue

•	Adjusted diluted earnings per share of $0.85, including costs of $0.11 per diluted share related to our global production initiative

•	Free cash flow of $154 million, or 9.5% of revenues

•	Cash balance of $567 million at December 31, 2008
ACS today announced second quarter fiscal year 2009 revenues of $1.61 billion, a 7% increase compared to the prior year quarter. Internal revenue growth was 4%. Second quarter fiscal year 2009 adjusted non-GAAP diluted earnings per share was $0.85, including costs of $0.11 per diluted share related to our global production initiative. Adjusted non-GAAP diluted earnings per share for the comparable prior year period was $0.90, including a tax benefit of $0.04 per diluted share. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
Second quarter new business signings totaled $202 million of annual recurring revenue with an estimated total contract value of $853 million. Trailing twelve month new business signings were $860 million of annual recurring revenue, a 31% increase over the prior comparable period. Trailing twelve month total contract value of new business signings was $3.4 billion, a 34% increase over the prior comparable period.
Total contract value of all signings, including new business signings, renewals and non-recurring revenue, was $2.3 billion for the second quarter of fiscal year 2009. Trailing twelve month total contract value of all signings was $7.9 billion.
Operating cash flow for the second quarter of fiscal year 2009 was $246 million, or 15.3% of revenues. Capital expenditures and additions to intangible assets were approximately $92 million, or 5.7% of revenues. Free cash flow was $154 million, or 9.5% of revenues. The Company’s cash balance was $567 million at December 31, 2008.
Fiscal year-to-date revenues were $3.22 billion, a 7% increase over the prior comparable period. Internal revenue growth for the fiscal year-to-date period was 4%. Fiscal year-to-date adjusted non-GAAP diluted earnings per share was $1.74, including costs of $0.11 per diluted share related to our global production initiative. Adjusted non-GAAP diluted earnings per share for the comparable prior year-to-date period was $1.67, including a tax benefit of $0.04 per diluted share. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
“ACS has a recession resistant model that performed well again this quarter. We delivered strong performance in revenue, earnings, cash flow and bookings,” said Lynn Blodgett, ACS president and chief executive officer. “We have also undertaken several initiatives that will further increase the resiliency of our business. We are proactively managing the business to take advantage of opportunities in this market. I am very proud of our company.”
Additional highlights from the second quarter of fiscal year 2009:
•	New business signings were $202 million of annual recurring revenue. Commercial signings represented 54% of new business signings and Government contributed 46%. From a service line perspective, business process outsourcing contributed 85% of new business signings and 15% were information technology outsourcing.

•	Total revenues were $1.61 billion and represented 7% growth, of which 4% was internal. The Commercial segment contributed 60% of revenues and grew 7%, with 3% internal growth. The Government segment contributed 40% of revenues and grew 8%, excluding divestitures, with 5% internal growth.

•	Adjusted non-GAAP operating income for the second quarter was $173 million with an adjusted operating margin of 10.7%. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below. The Company’s reported GAAP and adjusted non-GAAP operating income and adjusted operating margin were impacted by the following:
o	a charge of approximately $17 million, or 1.1 percentage points, from costs related to the Company’s global production initiative, and

o	a benefit of approximately $13 million, or 0.8 percentage points, from costs related to the Company’s deferred compensation plan. The deferred compensation plan benefit included in the Company’s adjusted non-GAAP operating income is fully offset in the Company’s other non-operating expense.
•	In December 2008, the Company acquired Grupo Multivoice, an Argentina-based provider of customer care, to expand and diversify its Communications and Consumer Goods vertical. Multivoice generated trailing twelve month revenue of approximately $40 million.
Key highlights from the fiscal year-to-date period of 2009:
•	New business signings for the fiscal year-to-date period were $405 million of annual recurring revenue, a 17% increase over the prior comparable period. New business signings were evenly split between the Commercial and Government segments. From a service line perspective, business process outsourcing generated 86% of new business signings and 14% were information technology outsourcing. New business signings for the fiscal year-to-date period were an estimated $1.6 billion of total contract value, a 20% increase over the prior comparable period.
•	Revenues for the fiscal year-to-date period were $3.22 billion and grew 8%, excluding divestitures, of which 4% was internal. The Commercial segment accounted for 60% of revenues and grew 8%, of which 4% was internal. The Government segment accounted for 40% of revenues and grew 7%, excluding divestitures, of which 4% was internal.

•	Cash flow from operating activities for the fiscal year-to-date period was $309 million, or 9.6% of revenues, and free cash flow was $142 million, or 4.4% of revenues. Capital expenditures and additions to intangibles were $166 million, or 5.2% of revenues.
ACS will discuss its financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with approximately 70,000 employees supporting client operations in more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Visit ACS on the Internet at www.acs-inc.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Actual performance may differ materially from those statements due to risks, uncertainties and other factors, including our issued debt, uncommitted debt capacity, and debt service costs, including any reductions in our credit rating; the reversal on appeal of the determination we did not default on our Senior Notes; the impact of the legal and regulatory environment, including the effect of claims and litigations; a decline of revenues from, or the loss or failure of, significant clients; the recoverability of capital investments in connection with our contracts; fluctuations in our non-recurring revenue; competitive conditions and their impact; customer satisfaction with our services; our dependency on third party providers; our success in identifying, acquiring and integrating businesses and technologies and in managing our operations and growth; the impact of contract provisions, such as termination rights, pricing provisions and service level penalties; our success in timely signing and commencing new business; risks in our international and domestic operations, including foreign currency exchange rates; and other factors, including those set forth under “Risk Factors” in our filings with the Securities and Exchange Commission. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Three Months Ended
	December 31,
	2008	2007
Revenues	$1,612,070	$1,511,442

Operating expenses:
Cost of revenues:

Wages and benefits	731,948	717,047
Services and supplies	403,365	326,457
Rent, lease and maintenance	196,491	185,203
Depreciation and amortization	95,616	94,358
Other	9,686	6,982

Total cost of revenues	1,437,106	1,330,047

Other operating expenses	6,425	23,501

Total operating expenses	1,443,531	1,353,548

Operating income	168,539	157,894

Interest expense	35,896	43,049
Other non-operating expenses (income), net	3,200	(5,509)

Pretax profit	129,443	120,354

Income tax expense	53,926	38,758

Net income	$75,517	$81,596

Earnings per share:
Basic	$0.77	$0.82

Diluted	$0.77	$0.81

Shares used in computing earnings per share:
Basic	97,548	99,505
Diluted	97,811	100,310
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Six Months Ended
	December 31,
	2008	2007
Revenues	$3,216,524	$3,004,525

Operating expenses:
Cost of revenues:

Wages and benefits	1,465,964	1,416,996
Services and supplies	776,870	668,223
Rent, lease and maintenance	398,634	370,121
Depreciation and amortization	193,222	185,182
Other	20,034	13,897

Total cost of revenues	2,854,724	2,654,419

Other operating expenses	20,513	46,811

Total operating expenses	2,875,237	2,701,230

Operating income	341,287	303,295

Interest expense	71,104	87,019
Other non-operating expenses (income), net	6,900	(6,189)

Pretax profit	263,283	222,465

Income tax expense	104,131	74,725

Net income	$159,152	$147,740

Earnings per share:
Basic	$1.63	$1.48

Diluted	$1.62	$1.47

Shares used in computing earnings per share:
Basic	97,428	99,613
Diluted	97,951	100,648
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
In thousands
(Unaudited)

	December 31,	June 30,
	2008	2008
Assets
Cash and cash equivalents	$567,217	$461,883
Accounts receivable, net	1,493,314	1,378,285
Income taxes receivable	—	7,076
Other current assets	259,557	255,872

Total current assets	2,320,088	2,103,116

Property, equipment, and software, net	912,085	920,637
Goodwill	2,760,023	2,785,164
Other intangible assets, net	414,983	444,479
Other assets	187,096	216,003

Total Assets	$6,594,275	$6,469,399

Liabilities:
Accounts payable	$241,338	$198,191
Accrued compensation and benefits	201,473	244,888
Other accrued liabilities	370,277	338,861
Income taxes payable	11,472	—
Deferred taxes	81,070	82,017
Current portion of long-term debt	50,160	47,373
Current portion of unearned revenue	196,012	173,809

Total current liabilities	1,151,802	1,085,139

Long-term debt	2,321,117	2,357,541
Deferred taxes	427,872	411,836
Other long-term liabilities	310,930	306,509

Total Liabilities	4,211,721	4,161,025

Total Stockholders’ Equity	2,382,554	2,308,374

Total Liabilities and Stockholders’ Equity	$6,594,275	$6,469,399

Frequently Used Terms
New business signings — while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results — In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the financial schedules included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits, net of insurance reimbursements: The Company has incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits have been filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. Management expects that the Company will continue to incur costs related to the ongoing investigations and derivative lawsuits (collectively, “Option Investigation Related Costs”) and has made and will continue to make claims under its directors’ and officers’ insurance policies for reimbursement of these costs, although the Company cannot predict the timing or amount, if any, of any insurance reimbursements. Management believes that these costs and related insurance reimbursements, if any, although material and recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to buyout offers and related shareholder derivative suits: The Company has incurred costs to evaluate our strategic alternatives, including the proposal from Darwin Deason, Chairman of the Board of Directors (“Chairman”), and Cerberus. In addition, several lawsuits have been filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (collectively, “Buyout Related Cost”). Management expects that the Company may continue to incur costs related to our evaluation of strategic alternatives and these lawsuits. Management believes that these costs, although material and possibly recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to amending certain employee stock options: During the first quarter of fiscal year 2008, the Company amended the exercise price of certain outstanding stock options in order to reprice all, or a portion, of the respective stock option grants to the revised accounting measurement date to avoid adverse tax consequences to individual holders under Section 409(a) of the Internal Revenue Code (“Section 409(a)”). During the first quarter of fiscal year 2008, the Company expensed approximately $1.2 million related to these amended stock options (“Amended Options”). Management believes that these costs and cash payments are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

4.	Cost related to certain former employees’ stock options: The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that the Company will pay them the additional 20% income tax imposed by Section 409(a) if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409(a), subject to certain limitations. During the three and six month periods ended December 31, 2008, the Company recorded a charge (credit) of approximately ($0.5) million and ($0.8) million, respectively, based on the market price of ACS common stock. During the three and six month periods ended December 31, 2007, the Company recorded a charge (credit) of approximately ($0.4) million and $0.5 million, respectively, based on the market price of ACS common stock. The Company will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

5.	Gain related to sale of our decision support business: In the second quarter of fiscal year 2008, the Company divested its decision support business and recognized a pre-tax gain of $2.4 million and an after tax gain of $1.6 million. Management believes that the decision support business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

6.	Gain related to sale of our bindery business: In the first quarter of fiscal year 2009, the Company divested its bindery business and recognized a pre-tax gain of $0.2 million and an after-tax loss of $0.8 million. Management believes that the bindery business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

7.	Cost related to terminating the Supplemental Executive Retirement Agreement (“SERP Agreement”) between the Company and its Chairman: During the second quarter of fiscal 2009, at the request of the Company, the Chairman agreed to terminate the SERP Agreement and the stock options issued to the Chairman in 2003 in connection with the SERP Agreement due to the complex requirements of Section 409(a) of the Internal Revenue Code. As a result, the Company incurred a charge of $8.9 million, as determined pursuant to Amendment No. 3 to the SERP Agreement, and the Company has no further obligations to the Chairman pursuant to the SERP Agreement (“SERP Termination”). The SERP termination removes the potential future liability the Company might incur under the SERP Agreement. Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (GAAP)
TO ADJUSTED OPERATING INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating Income (GAAP)	$168.5	$157.9	$341.3	$303.3
Adjusting items, pre-tax:
Option investigation related costs, net of recoveries	(4.7)	13.0	(0.3)	24.1
Buyout related costs	0.4	3.8	1.2	8.7
Amended options (409(a))	—	—	—	1.2
Income tax reimbursement, net of recoveries	(0.5)	(0.4)	(0.8)	0.5
Sale of decision support business	—	(2.4)	—	(2.4)
Sale of bindery business	—	—	(0.2)	—
SERP termination	8.9	—	8.9	—

Adjusted Operating Income (Non-GAAP)*	$172.6	$171.9	$350.1	$335.4

RECONCILIATION OF NET INCOME (GAAP)
TO ADJUSTED NET INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net Income (GAAP)	$75.5	$81.6	$159.2	$147.7
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	(3.0)	8.4	(0.2)	15.6
Buyout related costs	0.2	2.4	0.8	5.6
Amended options (409(a))	—	—	—	0.8
Income tax reimbursement, net of recoveries	(0.3)	(0.3)	(0.5)	0.3
Sale of decision support business	—	(1.5)	—	(1.5)
Sale of bindery business	—	—	0.8	—
SERP termination	10.4	—	10.4	—

Adjusted Net Income (Non-GAAP)*	$83.0	$90.6	$170.5	$168.5

RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP)
TO ADJUSTED DILUTED EARNINGS PER SHARE (Non-GAAP)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Diluted Earnings Per Share (GAAP)	$0.77	$0.81	$1.62	$1.47
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	(0.03)	0.08	—	0.15
Buyout related costs	—	0.02	0.01	0.06
Amended options (409(a))	—	—	—	0.01
Income tax reimbursement, net of recoveries	—	—	—	—
Sale of decision support business	—	(0.02)	—	(0.02)
Sale of bindery business	—	—	0.01	—
SERP termination	0.11	—	0.11	—

Adjusted Diluted Earnings Per Share (Non-GAAP)*	$0.85	$0.90	$1.74	$1.67

*	Differences in schedule due to rounding.

Internal revenue growth — is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended December 31, 2008, the Company generated internal revenue growth of 4%. Internal revenue growth is measured as follows (unaudited, in millions):

	Three Months Ended December 31,
	2008	2007	Growth %(a)
Consolidated
Total Revenues	$1,612	$1,511	7%
Less: Divested	—	(9)

Adjusted Base	$1,612	$1,502	7%

Acquired Revenues*	$51	$—	3%
Internal Revenues	1,561	1,502	4%

Total	$1,612	$1,502	7%

Commercial
Total Revenues	$963	$903	7%
Less: Divested	—	(3)

Adjusted Base	$963	$900	7%

Acquired Revenues*	$37	$—	4%
Internal Revenues	926	900	3%

Total	$963	$900	7%

Government
Total Revenues	$649	$608	7%
Less: Divested	—	(6)

Adjusted Base	$649	$602	8%

Acquired Revenues*	$14	$—	3%
Internal Revenues	635	602	5%

Total	$649	$602	8%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

For the six-months ended December 31, 2008, the Company generated internal revenue growth of 4%. Internal revenue growth is measured as follows (unaudited, in millions):

	Six Months Ended December 31,
	2008	2007	Growth %(a)
Consolidated
Total Revenues	$3,217	$3,005	7%
Less: Divested	(1)	(17)

Adjusted Base	$3,216	$2,988	8%

Acquired Revenues*	$100	$—	4%
Internal Revenues	3,116	2,988	4%

Total	$3,216	$2,988	8%

Commercial
Total Revenues	$1,923	$1,782	8%
Less: Divested	—	(6)

Adjusted Base	$1,923	$1,776	8%

Acquired Revenues*	$71	$—	4%
Internal Revenues	1,852	1,776	4%

Total	$1,923	$1,776	8%

Government
Total Revenues	$1,294	$1,223	6%
Less: Divested	(1)	(11)

Adjusted Base	$1,293	$1,212	7%

Acquired Revenues*	$29	$—	3%
Internal Revenues	1,264	1,212	4%

Total	$1,293	$1,212	7%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (Unaudited, in millions)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Free Cash Flow
Net cash provided by operating activities	$246	$323	$309	$331
Less:
Purchase of property, equipment and software, net of sales	84	67	149	132
Additions to other intangible assets	8	8	18	17

Free Cash Flow*	$154	$248	$142	$181

* Differences in schedule due to rounding.
Contacts
Investors
Jon Puckett, Vice President Investor Relations
214-841-8281
jon.puckett@acs-inc.com
Media
Kevin Lightfoot, Vice President Corporate Communications
214-841-8191
kevin.lightfoot@acs-inc.com
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